                                                                 EXHIBIT 4(xxi)
================================================================================




                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                                       OF

                        AMERICAN STANDARD COMPANIES INC.





                          Dated as of December 2, 1994



================================================================================

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 2, 1994, among American Standard Companies Inc., a Delaware corporation (the "Company"), formerly named ASI Holding Corporation, Kelso ASI Partners, L.P., a Delaware limited partnership ("ASI Partners"), and the other stockholders of the Company listed on Schedule A hereto (such stockholders are referred to herein collectively as the "Management Stockholders").

                                   Recitals:

                 WHEREAS, the Company, ASI Partners and certain management stockholders (the "Original Management Stockholders") entered into a Stockholders Agreement, dated as of July 7, 1988, as amended as of August 1, 1988 (the "Original Stockholders Agreement");

                 WHEREAS, the Company, ASI Partners and a majority in interest of the Original Management Stockholders believe it to be in their best interests that they amend and restate the Original Stockholders Agreement;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereby agree as follows:

                 1. Original Stockholders Agreement. The Original Stockholders Agreement is hereby amended and restated in its entirety as provided for herein.

                 2.  Registrations Upon Request.

                 2.1. Demands. At any time after the date hereof, ASI Partners shall have the right to make eight requests that the Company effect the registration under the Securities Act (as such term and any other capitalized term used herein without definition are defined in Section 15) of any of the Registrable Securities then owned by ASI Partners, each such request to specify the intended method or methods of disposition thereof. Upon any such request, the Company will promptly, but in any event within 15 days, give written notice of such request to all holders of Registrable Securities and thereupon the Company will use its best efforts to effect the prompt registration under the Securities Act of:

                                                                 EXHIBIT 4(xxi)




                 (a) the Registrable Securities that the Company has been so requested to register by ASI Partners, and

                 (b) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 20 days after the giving of such written notice by the Company, all to the extent required to permit the disposition (in accordance with ASI Partners' intended method or methods of disposition) of the Registrable Securities so to be registered, but, in any event, subject to the provisions of
Section 2.6. Notwithstanding the foregoing, but subject to the rights of holders of Registrable Securities under this Section 2, (x) if the Board of Directors of the Company (the "Board") determines in its good faith judgment,
(i) after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated public offering of the Company's Equity Securities, or (ii) that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.1 for a reasonable period of time, but not in excess of 90 calendar days (or any longer period consented to by ASI Partners), provided that at all times the Company is in good faith using all reasonable efforts to cause such registration statement to be filed as soon as practicable and provided, further, that such period shall end on such earlier date as may be consented to by the underwriters of such underwritten public offering, and (y) if ASI Partners determines in its good faith judgment to abandon the proposed registration of any Registrable Securities that it has requested to be registered pursuant to this Section 2.1, then ASI Partners shall have the right to withdraw such request prior to the effectiveness of the registration statement prepared in connection therewith and such request shall not be deemed to be a demand registration for purposes of the first sentence of Section 2.3 hereof, provided, however, that if ASI Partners withdraws three such requests, then any subsequent request that is withdrawn shall, at ASI Partners' election, either be treated as a demand registration for purposes of the first sentence of Section 2.3 hereof or ASI Partners shall reimburse the Company for all out-of-pocket costs and expenses reasonably





                             Stockholders Agreement
incurred by the Company in connection with such requested registration.

                 2.2. Registration Statement Form. Each registration requested pursuant to Section 2.1 shall be effected by the filing of a registration statement on a form selected by the Company, provided that the Company will include in any such registration statement any information reasonably requested by ASI Partners which is required under any other form of registration statement.

                 2.3. Expenses. The Company will pay all of ASI Partners's Registration Expenses in connection with (a) the first three registrations requested pursuant to Section 2.1 that become effective; (b) any registration requested pursuant to Section 2.1 that does not become effective for reasons other than the fault or withdrawal of ASI Partners, and (c) three registrations that are withdrawn by ASI Partners for which the Company is responsible under
Section 2.1, provided that ASI Partners shall pay all Registration Expenses to the extent required to be paid by a seller under applicable law. For purposes of Section 2.1 and this Section 2.3, a registration shall not be deemed effective if (a) a registration statement for such registration is not declared effective within 90 days of the date such registration statement is first filed with the Commission (or such later date as may be expressly agreed to in writing by ASI Partners), (b) within 180 days after such registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, provided, that such delay, stop order, injunction, order or requirement is not due to the fault of ASI Partners or (c) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than conditions to be satisfied by ASI Partners).

                 2.4. Priority in Demand Registrations. If a registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, an investment banker) shall advise the Company in writing (with a copy to each person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can reasonably be sold in such offering without materially and adversely affecting the





                             Stockholders Agreement
offering price or otherwise materially and adversely affecting such offering, the Company will include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), first, the Registrable Securities of ASI Partners requested to be included in such registration, second, the securities, if any, being sold by the Company and third, the Registrable Securities, if any, of any other stockholders requesting registration thereof, pro rata, among such stockholders, on the basis of the number of Registrable Securities requested to be included by such stockholders.

                 2.5. No Company Initiated Registration. After receipt of notice of a requested registration pursuant to Section 2.1 of Registrable Securities constituting at least 2% of the outstanding shares of Common Stock, the Company shall not initiate, without the consent of ASI Partners, a registration of any of its securities for its own account (other than a "piggyback" registration by the Company pursuant to this Section 2 or a registration on Form S-4 or S-8 or any successor form) until 90 days after such registration has been effected or such registration has been terminated.

                 2.6. Offerings without Registration. The Company shall not be obligated to register Registrable Securities requested to be registered pursuant to Section 2.1 if, within ten business days of such request, the Company delivers an opinion from outside counsel (which counsel shall be reasonably acceptable to ASI Partners) or a no-action letter from the Commission to ASI Partners that such registration is not required by the Securities Act to permit the disposition thereof in accordance with ASI Partners' intended method or methods of disposition, provided that such opinion or no-action letter is in form and substance reasonably satisfactory to ASI Partners and if the proposed disposition involves an underwritten offering, the managing underwriter. If the Company is not required to register ASI Partners' Registrable Securities pursuant to the foregoing sentence of this Section 2.6, then (a) in the case of any offering of such Registrable Securities by ASI Partners as to which a nationally recognized underwriter reasonably acceptable to the Company has advised ASI Partners that such offering or the offering price of such securities would be materially and adversely affected because such securities are not being registered, then the provisions of Section 3(b) of the Kelso Agreement and 12(b) of this Agreement shall be of no force and effect with respect to the





                             Stockholders Agreement
disposition of such Registrable Securities and (b) the provisions of Sections 2 and 4 through 8 of this Agreement shall apply to the disposition of such Registrable Securities as though such disposition were a demand registration pursuant to Section 2, except that:

                 (i) all references to "registration statement" shall refer to the offering circular, prospectus or other selling document that ASI Partners selects to use and the Company shall cooperate with ASI Partners and prepare such document in accordance with the provisions hereof relating to the preparation of registration statements;

                 (ii) all references to "registration" or any variation thereof shall refer to the process of offering and selling such securities in accordance with such holder's intended method or method of disposition, except for the registration of such securities with the Commission; and

                 (iii) the Company shall not be obligated to comply with any of the provisions of Section 4 that relate explicitly to the Commission or to the registration of securities under the Securities Act.

                 3.  Piggyback Registration.

                 3.1. Procedures. If the Company at any time proposes to register any of its Equity Securities under the Securities Act (other than pursuant to Section 2 or a registration on Form S-4 or S-8 or any successor form), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities in accordance with such intended method or methods of disposition, provided that:

                 (a) ASI Partners may designate a minimum offering price and maximum underwriting or selling discounts and commissions at which it has agreed to sell its shares;

                 (b) The Company may at any time prior to the effectiveness of any such registration statement abandon the





                             Stockholders Agreement
proposed offering in which any such holders have requested to participate and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of ASI Partners to request that a registration be effected under Section 2; and

                 (c) The first sentence of Section 2.6 shall be applicable to any holder's rights hereunder (as though the reference therein to Section 2.1 were Section 3.1 and the references to ASI Partners referred to such holder); provided that upon any request by ASI Partners, the Company shall use its reasonable efforts to include in any underwritten offering of the shares being registered by the Company the shares being offered for sale by ASI Partners on a non-registered basis and the second sentence of Section 2.6 will apply to such shares of ASI Partners (except that the underwriter shall evaluate the effect on ASI Partners of including its shares on a non-registered basis).

                 3.2. Priority in Piggyback Registrations. If a registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that, in its opinion, the number of Registrable Securities requested and otherwise proposed to be included in such registration exceeds the number which can reasonably be sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company will include in such registration (but only to the extent of the number which the Company is so advised can reasonably be sold in such offering), first, the securities, if any, being sold by the Company, and second, the Registrable Securities of each holder requesting registration thereof, pro rata, among such holders, on the basis of the number of Registrable Securities requested to be included by such holders. Notwithstanding the foregoing, the Management Stockholders will not be entitled to participate in any such registration if and to the extent the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of such Management Stockholders would adversely affect the marketability or offering price of the securities being sold by the Company in such registration.





                             Stockholders Agreement

                 3.3. Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3, provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law. No registration effected under this
Section 3 shall relieve the Company from its obligation to effect registrations under Section 2.

                 4.  Registration Procedures.

                 4.1. Company Covenants. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 (but only if the holders of Registrable Securities are, in the aggregate, exercising their rights under Section 3 with respect to at least 1% of the outstanding shares of Common Stock), the Company will promptly:

                 (a) prepare, and as soon as practicable, but in any event within 90 days thereafter (or any longer period consented to by ASI Partners), file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such registration statement becomes effective;

                 (c) furnish to counsel selected by ASI Partners copies of all documents and letters proposed to be filed with the Commission or any other governmental agency, authority or self-regulatory body in connection with such registration, which documents and letters will be subject to the review of such counsel;

                 (d) refrain from filing any amendment or supplement to such registration statement or such prospectus





                             Stockholders Agreement
         used in connection therewith to which ASI Partners shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder except, in the case of a registration to be effected under Section 3, unless the Company determines that the filing of such amendment or supplement is required by law or necessary to avoid liability under the securities laws;

                 (e) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including at least one copy of all exhibits and documents filed therewith) and such number of copies of such prospectus included therein (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

                 (f) use reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

                 (g) use reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such governmental agency, authority or self-regulating body





                             Stockholders Agreement
         as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

                 (h) use best efforts to furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, of

                      (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

                     (ii) a "comfort" letter (unless the registration is pursuant to Section 3 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as ASI Partners may reasonably request;

                 (i) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of any required supplement to or amendment of such prospectus as may be necessary





                             Stockholders Agreement
         so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made;

                 (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement;

                 (k) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

                 (l) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

                 (m) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the Equity Securities of the Company are then listed, or (B) if such listing is not practicable, to secure designation of such securities as a "national market system security" with the NASDAQ within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to





                             Stockholders Agreement
         register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer orders with respect to the shares of Common Stock being sold and (B) to furnish certificates without restrictive transfer legends representing ownership of the shares being sold, in such denominations requested by ASI Partners or the lead underwriter; and

                 (n) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition.

                 4.2. Additional Information. The Company may require each seller of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information so required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

                 4.3. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give any holder of Registrable Securities so to be registered which constitute at least 1% of the outstanding shares of Common Stock and its underwriters, if any, counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such holder such access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the





                             Stockholders Agreement

Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested by each such holder in connection with such registration statement.

                 4.4. Consent of Sellers. The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld (unless such disclosure is required by law or is necessary to avoid liability under the securities laws). Such consent shall be given or withheld promptly after receiving notice from the Company of such proposed amendment or supplement.

                 4.5. Sellers' Covenants. By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(i), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of any required supplemented or amended prospectus contemplated by Section 4.1(i). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1(i).

                 5.  Underwritten Offerings.

                 5.1. Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2 or 3 hereof, the Company shall enter into an





                             Stockholders Agreement
underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, ASI Partners and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities as such (or as a control person or affiliate of the Company, if applicable) to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any person which is broader than the indemnity furnished by such holder in Section 8.

                 5.2. Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but, so long as ASI Partners, together with its Affiliates, owns at least 35% of the outstanding shares of Common Stock, only with the approval of ASI Partners, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 2 is for an underwritten offering, ASI Partners will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of the Company, such approval not to be unreasonably withheld.





                             Stockholders Agreement

                 6. Holdback Agreements. (a) If and whenever the Company proposes to register any of its Equity Securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 or 3 hereof, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to a brokerage transaction under Rule 144 under the Securities Act ("Rule 144"), of any Registrable Securities within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration.

                 (b) Except with the consent of ASI Partners, which shall not be unreasonably withheld, the Company agrees not to effect any public sale or distribution of any Equity Securities within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of any registration statement with respect to its Registrable Securities constituting more than 1% of the outstanding shares of Common Stock (except as part of such registration or pursuant to a registration on Form S-4 or S-8 or any successor form). In addition, the Company shall cause each holder of its Equity Securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement, to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company, provided, that the foregoing requirement shall not apply to any such Equity Securities that (i) were sold in a public offering, (ii) are held by the American Standard Employee Stock Ownership Plan or (iii) are held by a holder, who is not an employee or director of the Company or one of its subsidiaries, of less than 1% of the outstanding shares of Common Stock, provided, further, however, that with respect to any such holder who is either a former employee or director of the Company or who acquired such shares in a transaction not involving a sale to such holder by the Company of at least 1% of the then outstanding shares of Common Stock, the Company shall only be required to use reasonable efforts to obtain such an agreement.





                             Stockholders Agreement

                 7. Additional Registration Rights. Except as provided for herein, the Company shall not grant any other demand or piggyback registration rights to any other person without the prior written consent of ASI Partners so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of Common Stock. ASI Partners shall have the right, in its sole discretion, to have included in any registration pursuant to Section 2 or
Section 3 any shares of Common Stock owned by any former limited partner of Kelso ASI Partners III, L.P. as though such shares were Registrable Securities owned by ASI Partners.

                 8.  Indemnification.

                 8.1. Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless (a) the seller of such Registrable Securities, (b) the directors, officers, partners, agents and Affiliates of such seller, (c) each person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) any such seller, partner or underwriter against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by it in connection with enforcing its rights hereunder or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in





                             Stockholders Agreement
the preparation thereof, provided that as to any preliminary prospectus such indemnification shall not inure to the benefit of any such underwriter or any person controlling any such underwriter on account of any loss, claim, damage or liability arising from the sale of Registrable Securities to any person by such underwriter if such underwriter failed to send or give a copy of the final prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                 8.2. Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2 or Section 3, that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts





                             Stockholders Agreement
paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders to the contrary, for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred in the immediately preceding sentence of this Section 8.2. The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

                 8.3.  Notices of Claims, etc.   Promptly after receipt by an
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred





                             Stockholders Agreement
by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                 8.4. Other Indemnification. Indemnification identical to that specified in the preceding paragraphs of this Section 8 (with necessary modifications) shall be given to the indemnified parties specified above by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

                 8.5. Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party, provided that the indemnifying party receives an undertaking by or on behalf of such indemnified party to repay amounts so advanced if it shall ultimately be determined that such indemnified party is not entitled to be indemnified hereunder.

                 8.6. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party





                             Stockholders Agreement
shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 8.6, except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 8 if such indemnification were enforceable under applicable law.

                 9.  Board of Directors.

                 9.1. Director Nominees. So long as ASI Partners, together with its affiliates, owns at least 10% of the outstanding shares of Common Stock (a) the By-laws shall provide that the Board shall consist of 11 members and (b) ASI Partners and the Company shall have the respective rights, exercisable at any time, and obligations to designate individuals for election to the Board, as set forth below.

                 (i) So long as ASI Partners, together with its Affiliates, owns at least 50% of the outstanding shares of Common Stock, ASI Partners shall have the right to designate seven individuals, at least one of whom shall not be an Affiliate of ASI Partners or be an officer of the Company, and the directors not affiliated with ASI Partners shall have the right to designate the remaining four individuals, none of whom shall be Affiliates of ASI Partners and at least one of whom shall not be an officer of the Company;





                             Stockholders Agreement

                 (ii) So long as ASI Partners, together with its Affiliates, owns at least 35% but less than 50% of the outstanding shares of Common Stock, ASI Partners shall have the right to designate six individuals and the directors not affiliated with ASI Partners shall have the right to designate the remaining five individuals, at least two of whom shall not be Affiliates of ASI Partners or officers of the Company;

                 (iii) So long as ASI Partners, together with its Affiliates, owns at least 20% but less than 35% of the outstanding shares of Common Stock, ASI Partners shall have the right to designate four individuals, and the directors not affiliated with ASI Partners shall designate the remaining seven individuals, at least three of whom shall not be Affiliates of ASI Partners or officers of the Company; and

                 (iv) So long as ASI Partners, together with its affiliates, owns at least 10% but less than 20% of the outstanding shares of Common Stock, ASI Partners shall have the right to designate one individual.

ASI Partners shall have the right, exercisable at any time, to request that the Company hold a special meeting of stockholders within 30 days of ASI Partners' written notification to the Company of the exercise of such right or solicit a written consent of the stockholders to vote on the election of directors designated for nomination by ASI Partners pursuant to this Section 9.1. ASI Partners may change any or all of its designees at any time. If ASI Partners exercises such right, the Company shall promptly prepare all requisite notices, proxy statements, consent solicitations, consents, information statements or other documents required by applicable law, the By-laws or the Restated Certificate or as may be reasonably requested by ASI Partners, all such documents to be in form and substance reasonably satisfactory to ASI Partners. ASI Partners and its Affiliates shall not designate any director nominees except as provided in this Section 9.1. Notwithstanding anything in this Agreement to the contrary, ASI Partners and its Affiliates shall retain all rights to vote their shares of Common Stock in the manner any such entity determines and ASI Partners and its Affiliates shall retain the right to engage in a solicitation of stockholders to elect directors designated by them for nomination pursuant to this Section 9.1.





                             Stockholders Agreement

                 9.2. Vacancies. So long as ASI Partners has the rights specified in Section 9.1, then the By-laws shall provide that ASI Partners shall have the exclusive right, in accordance with Section 9.1, to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by ASI Partners pursuant to Section 9.1 and that directors not affiliated with ASI Partners shall similarly have the exclusive right to designate for election individuals to fill vacancies created by removal or death of or resignation by directors originally designated for election by such non-affiliated directors pursuant to Section 9.1.

                 9.3. Restated Certificate; By-laws. So long as ASI Partners, together with its Affiliates, holds at least 10% of the outstanding shares of Common Stock (a) the Restated Certificate shall provide that the rights set forth in Section 9.1 shall be an exception to the provisions in the Restated Certificate that directors may only be removed for cause and that stockholders may not act by written consent and (b) the By-laws shall provide that ASI Partners shall have the right to call a special meeting of stockholders for the purpose of voting on directors designated for election by ASI Partners pursuant to Section 9.1 and that the rights set forth in Section 9.1 shall be an exception to the requirements set forth in the By-laws governing advance notice requirements for stockholder proposals and director nominations.

                 9.4.  Exception to Prohibitions Against Solicitation.   The
Company agrees that any exercise by ASI Partners of its rights set forth in
Section 9.1 shall not constitute a breach of either Section 12(c) hereof or
Section 3(c) of the Kelso Agreement.

                 9.5. Further Assurances. The Company will take all such actions and execute and deliver such documents as ASI Partners may reasonably request in order to effectuate the intent and purposes of this Section 9.

                 10. Issuances of Stock. So long as ASI Partners, together with its Affiliates, owns at least 35% of the outstanding shares of Common Stock, the Company will not issue any shares of Common Stock or preferred stock, except in connection with the Stockholders Rights Agreement to be entered into between the Company and a Rights Agent prior to the Offering, or pursuant to the Company's Employee Stock





                             Stockholders Agreement

Option Plan, the Stock 1994 Incentive Plan or any other employee benefit plan adopted by the Board.

                 11. Right of First Offer. (a) If ASI Partners desires during the term of this Agreement to sell shares of Common Stock constituting more than 15% of the Common Stock then issued and outstanding (other than any sale in connection with a bona fide public distribution or brokerage transaction under Rule 144 or to one or more Affiliates), then prior to selling such shares, ASI Partners shall first deliver to the Company a letter (the "Offer Letter") signed by ASI Partners setting forth the following information:

                 (i) the prospective purchase price per share of Common Stock, the number of shares ASI Partners desires to sell and any other material terms and conditions of such sale; and

                (ii) at least one prospective purchaser of such shares, which such purchaser(s) shall be named by ASI Partners in good faith but need not have made offers or acceptances to purchase any such shares.

After the receipt of the Offer Letter, the Company shall have a 60-day period in which to determine whether to purchase the shares covered by the Offer Letter on the terms set forth in the Offer Letter. If the Company chooses to purchase the shares covered by the Offer Letter, it must, before the end of such 60-day period, have (x) delivered to ASI Partners one or more binding commitment letters from responsible financial institutions pursuant to which the lenders party thereto have advised the Company that they are willing, on the terms and subject to the conditions set forth in such letters, to provide financing to the Company in an aggregate amount sufficient to purchase the shares covered by the Offer Letter, or (y) available cash or existing credit facilities which together are sufficient to enable it to purchase the shares covered by the Offer Letter. The Company may assign its rights to purchase ASI Partners' shares pursuant to this Section 11, provided that any such assignee complies in full with the requirements of this Section 11. The Company must consummate the purchase of all the shares covered by the Offer Letter within 60 days of the date beginning on the last day of the 60-day period referred to in this paragraph on the terms and on the date set forth in the Offer Letter (if applicable), or at such other place or on such other date as the parties may agree. If the Company or its assignee fails to consummate such purchase within such 60 day period, then this Section 11





                             Stockholders Agreement
shall terminate and be of no further force and effect and ASI Partners shall be free to sell any or all of its shares of Common Stock without restriction (except as set forth in Section 12 below).

                 (b) If, upon the expiration of 30 days following receipt by the Company of the Offer Letter, the Company shall not have accepted the offer contained therein or the Company or its assignee shall not have met the other conditions set forth in Section 11.1(a) above, ASI Partners may sell to any third party or parties designated by ASI Partners as a potential purchaser pursuant to Section 11.1(a) (ii) above all (but not less than all) of the shares of Common Stock covered by the Offer Letter, for a purchase price not less than the purchase price contained in such Offer Letter and on terms and conditions (taken as a whole) no more favorable to the purchaser than those set forth in the Offer Letter. Prior to consummating any such sale, ASI Partners shall, upon request from Company, provide the Company with reasonable supporting documentation with respect to the price, terms and conditions of any such sale to a third party so as to demonstrate ASI Partners' compliance with the provisions of the preceding sentence. If such sale has not been completed within 90 days after the expiration of such 30-day period (unless ASI Partners is acting in good faith to sell such shares, in which case such 90-day period will be extended to 120 days), the shares of Common Stock covered by such Offer Letter may not thereafter be sold by ASI Partners unless the procedures set forth in this Section 11 shall have again been complied with.

                 (c) The foregoing provisions of this Section 11 shall also apply to any sale by any Affiliate of ASI Partners and any sale by ASI Partners together with any of its Affiliates. ASI Partners shall cause any such Affiliate to comply with the foregoing provisions of this Section 11 as though such Affiliate were ASI Partners thereunder.

                 12. Covenants of ASI Partners. In order to facilitate the currently proposed public offering of the Company's Common Stock (which offering ASI Partners deems to be in the best interests of ASI Partners and the Company), ASI Partners agrees:

                 (a) to provide, and to cause each of its Affiliates to provide, advance notice to, and to consult with the Company a reasonable time prior to, the disposition of any shares of Common Stock owned by ASI Partners or any of its Affiliates (other than





                             Stockholders Agreement
         pursuant to non-block trades on any stock exchange or NASDAQ, any dispositions to one or more Affiliates of ASI Partners, pursuant to a public offering or pursuant to Section 11(b));

                 (b) except as provided in Section 2.6 of this Agreement, to use, and to cause each of its Affiliates to use, reasonable efforts (consistent with ASI Partners' and any such Affiliate's fiduciary duties to its or such Affiliate's partners) in connection with any sale by ASI Partners or any of its Affiliates of any shares of Common Stock not to cause any undue fluctuations in the public markets for the Common Stock;

                 (c) not to initiate, propose or support and to cause each of its Affiliates not to initiate, propose or support any solicitation for the approval of any stockholder proposal that is not supported by the Board, except as provided in Sections 9.1 and 9.4 above; and

                 (d) to provide and to cause each of its Affiliates to provide reasonable advance notice to the Board of any proposed acquisition by ASI Partners or any of its Affiliates of any additional shares of Common Stock or any assets of the Company or its subsidiaries and, if objected to by a majority of the members of the Board not affiliated with ASI Partners, not to acquire and to cause each such Affiliate not to acquire any such shares or assets, including, without limitation, by way of causing the distribution to the Company's shareholders of any such assets.

                 13. Termination of Agreement. Any party (other than the Company) to, or person who is subject to, this Agreement which ceases to own any shares of Common Stock or any interest therein shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder except for any rights or obligations respecting indemnification accruing prior to such party ceasing to own any shares of Common Stock, provided that ASI Partners shall only cease to be a party hereunder if it has complied with the penultimate sentence of Section 16.3 hereof and provided, further, that if ASI Partners ceases to own any shares of Common Stock, then each Affiliate of ASI Partners shall automatically cease to be a party hereunder or entitled to any rights or subject to any obligations hereunder, unless such Affiliate has acquired





                             Stockholders Agreement

Registrable Securities from ASI Partners or any of its Affiliates and such Affiliate, together with all other Affiliates of ASI Partners, holds Registrable Securities constituting more than 1% of the then outstanding shares of Common Stock.

                 14. Exchange Act Reports. The Company shall at all times timely file such information, documents and reports as the Commission may require or prescribe under the Exchange Act and shall provide ASI Partners (so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of Common Stock) with two copies of each thereof or any other communication with or from the Commission. The Company shall, whenever requested by ASI Partners, notify ASI Partners in writing whether the Company has, as of the date specified by ASI Partners, complied with the Exchange Act reporting requirements to which it is subject for such period to such date as shall be specified by ASI Partners. The Company acknowledges and agrees that one of the purposes of the requirements contained in this Section 14 is to enable ASI Partners and its current and former investors, including former limited partners of Kelso ASI Partners III, L.P., to comply with the current public information requirements contained in Paragraph (c) of Rule 144 (or any corresponding rule hereafter in effect) should ASI Partners ever wish to dispose, subject to this Agreement, of any Registrable Securities without registration under the Act in reliance on Rule 144. In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144. The Company covenants, represents and warrants that all such information, documents and reports filed with the Commission shall not contain any untrue statement of a material fact or fail to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, and the Company shall indemnify and hold ASI Partners, its Affiliates, and each broker, dealer, underwriter or other person acting for ASI Partners (and any controlling person of ASI Partners) harmless from and against any and all claims, liabilities, losses, damages, expenses and judgments and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claim and defending any actions insofar as such claims, liabilities, losses, damages, expenses and judgments arise out of or are based upon any breach of the foregoing covenants, representations or warranties. The





                             Stockholders Agreement
procedure for indemnification set forth in Section 8.3 hereof shall apply to the indemnification provided under this Section 14. Notwithstanding the foregoing, the Company shall not be deemed to have breached its obligations under this Section 14 if the Company determines in good faith that it is in the best interests of the Company and its stockholders to delay filing information, documents or reports in the manner contemplated by this Section 14 for a period not in excess of 60 days, provided that at all times the Company is in good faith using all reasonable efforts to cause such information, documents or reports to be filed as soon as practicable and provided, further, that the Company promptly notifies ASI Partners of such delay, in which case any sales of Registrable Securities by ASI Partners during such period may not be made in reliance upon this Section 14.

                 15. Definitions. The following terms used in this Agreement shall have the respective meaning set forth below:

                 "Affiliate" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person, except that for purposes of Section 12 hereof, an "Affiliate" of ASI Partners shall not include any portfolio company of Kelso & Company, L.P. or any of its Affiliates, provided that ASI Partners and its Affiliates have not transferred any shares of Common Stock to such portfolio company.

                 "By-laws" shall mean the Amended and Restated By-laws of the Company as the same shall be amended from time to time.

                 "Commission" shall mean the Securities and Exchange Commission.

                 "Common Stock" shall mean the Company's common stock, par value $.01 per share.

                 "Equity Securities" shall include common and preferred stock and securities convertible into or exchangeable or exercisable for any such stock.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.





                             Stockholders Agreement

                 "Kelso Agreement" shall mean the Agreement, dated as of December 2, 1995, among American Standard Inc., the Company and Kelso & Company, L.P., as the same shall be amended from time to time.

                 "NASD" shall mean the National Association of Securities
Dealers.

                 "NASDAQ" shall mean the Nasdaq National Market.

                 "outstanding shares of Common Stock" shall mean all outstanding shares of Common Stock, without regard to any options, warrants, convertible securities or other equity equivalents exercisable or convertible into shares of Common Stock.

                 "Person" shall mean any individual, partnership, corporation, trust or other entity.

                 "Registrable Securities" shall mean the shares of Common Stock beneficially owned (within the meaning of Section 13d-3 of the Exchange Act)
(a) as of the date hereof by ASI Partners and its Affiliates and the Management Stockholders, (b) that are hereafter acquired by ASI Partners or any of its Affiliates at a time when ASI Partners, together with its Affiliates, owns at least 5% of the outstanding shares of Common Stock and (c) that are hereafter acquired by a Management Stockholder, provided such person is still an acting executive or director of the Company or one of its subsidiaries. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (iv) they shall have ceased to be outstanding.

                 "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with any registrations pursuant to this Agreement, including, without limitation, (a) registration, filing and fees of the NASD, (b) fees and expenses of complying with securities or blue sky laws, (c) fees and expenses associated with listing





                             Stockholders Agreement
securities on an exchange or NASDAQ, (d) word processing, duplicating and printing expenses, (e) messenger and delivery expenses, (f) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (g) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (h) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated by ASI Partners, and (i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

                 "Restated Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company as the same shall be amended from time to time.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 16.  Miscellaneous.

                 16.1. Injunctions. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

                 16.2. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                 16.3. Assignment; Representative. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that neither the Company nor any Management Stockholder shall assign or transfer any of its rights or obligations pursuant to this Agreement without the prior written agreement of ASI Partners, and any attempt to assign or transfer any such





                             Stockholders Agreement
rights or obligations without such consent shall be void, and provided, further, that any transferee of Registrable Securities from ASI Partners shall have the rights under Sections 2 through 8 and 14 and be subject to the obligations of ASI Partners under Sections 2 through 8 and 14 hereof as and to the extent set forth in an instrument executed by ASI Partners and such transferee. Prior to any transfer of its rights hereunder, ASI Partners shall designate in writing to the Company a representative (which may be ASI Partners and which, if not, will be approved by the Company) to act on behalf of ASI Partners and any such transferee in connection with any exercise of ASI Partners' and such transferee's rights hereunder. All actions to be taken by ASI Partners and any of its transferees hereunder, including the right to provide consents or waivers, shall only be exercised by such representative. Subject to Section 16.12, each of the other parties hereto shall be entitled to rely on any consent or waiver given or any other action taken hereunder by such representative as the consent, waiver, or action, as the case may be, of ASI Partners and each of its transferees. ASI Partners shall be entitled, but only with the consent of the Company, not to be unreasonably withheld, to change such representative at any time by notice to the Company. If ASI Partners intends to divest itself of all of its shares of Common Stock, but after such divestiture one or more Affiliates of ASI Partners will, taken together, hold Registrable Securities constituting more than 1% of the outstanding shares of Common Stock, then prior to such divestiture, ASI Partners must assign the foregoing obligation to appoint a representative and all of its obligations under this Agreement to a person who the Company approves (such approval not to be unreasonably withheld), who effectively assumes such obligations, and who the Company determines, in its sole discretion, will be able to perform and enforce the obligations of ASI Partners and its Affiliates under this Agreement. Notwithstanding the foregoing, the Company may assign or transfer its rights and obligations hereunder to any successor entity in connection with a merger of the Company or sale of all, or substantially all, of the assets of the Company.

                 16.4. Further Assurances. Subject to the specific terms of this Agreement, each of the Company and ASI Partners shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.





                             Stockholders Agreement

                 16.5. Waivers, Etc. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party hereto therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                 16.6. Amendment and Modification. Except as otherwise provided herein, this Agreement may only be amended, modified or supplemented by written agreement of the Company and ASI Partners and, if such action would adversely affect the rights of the Management Stockholders under Section 2 or 3, the Management Stockholders owning a majority of the shares of Common Stock which are owned by all the Management Stockholders. The Company shall promptly notify all Management Stockholders not party to any such amendment, modification or supplement promptly after such amendment, modification or supplement shall take effect. Notwithstanding the foregoing, Schedule A may be supplemented by the written agreement of only the Company and ASI Partners and the Company shall not be required to notify the other Management Stockholders of any such supplement and any waiver of any provision hereunder may be given by the party intended to be benefitted by such provision.

                 16.7. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                 16.8. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                 16.9. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                 16.10. Notices. Any notice or other communication required or permitted to be given hereunder or for the purposes hereof to any party shall be in writing and shall





                             Stockholders Agreement
be sufficiently given if (a) delivered personally, (b) mailed certified or registered mail, postage prepaid, (c) transmitted by facsimile (and confirmed by next-day or overnight mail) or (d) sent by next-day or overnight mail or delivery to:

                 The Company at:  American Standard Companies Inc.
                                  One Centennial Avenue
                                  P.O. Box 6820
                                  Piscataway, NY  08855-6820
                                  Attn:  Richard A. Kalaher, Esq.

                 ASI Partners at:
                                  c/o Kelso & Companies, Inc.
                                  350 Park Avenue.
                                  New York, NY  10022
                                  Attn:  James J. Connors, II, Esq.

or at such other address or to such other person's attention as the party to whom such notice is to be given shall have last notified to the party giving the same in the manner provided in this Section. Any notice so delivered to the party to whom it is addressed shall be deemed to have been given and received (1) if by personal delivery, on the day of such delivery, (2) if by certified or registered mail, on the seventh day after mailing thereof, (3) if by facsimile, the day on which such facsimile was sent or (4) if by next-day or overnight mail delivery, on the day delivered, provided that if any such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

                 16.11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

                 16.12. Action by ASI Partners. Notwithstanding anything to the contrary contained herein, no action may be taken by ASI Partners hereunder or in connection herewith or be relied upon by any other party hereto as having been duly authorized by ASI Partners unless (a) such action is consented to in writing by (which list may be modified at any time by ASI Partners in writing by notice to the Company hereunder) at least a majority of the following individuals: Joseph Schuchert, Frank Nickell, George Matelich, Thomas Wall or Michael Goldberg or (b) James Connors, General Counsel of Kelso (or any successor general counsel),





                             Stockholders Agreement
delivers a certificate that such action was duly authorized by ASI Partners.

                 16.13. Effective Date. This Agreement shall become effective as between and binding upon the Company and ASI Partners on the date hereof, but shall not become effective with respect to or be binding on any of the Original Management Stockholders or the Management Stockholders until executed and delivered by a majority in interest of the Original Mangagement Stockholders, in which case it shall be effective and binding upon the Original Management Stockholders and the Management Stockholders as of the date hereof.





                             Stockholders Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  AMERICAN STANDARD COMPANIES INC.


                                  By: /s/ RICHARD A. KALAHER
                                      ------------------------
                                      Name:  Richard A. Kalaher
                                      Title: Acting General Counsel & Secretary


                                  KELSO ASI PARTNERS, L.P.

                                  By: Kelso American Standard, L.P.,
                                      its general partner


                                  By: /s/ FRANK T. NICKELL
                                      ------------------------
                                      Name:  Frank T. Nickell
                                      Title: General Partner



                                  ______________________________________
                                  Name:





                             Stockholders Agreement